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                                                                  Exhibit (23.1)


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our reports dated November 13, 1998, on the consolidated financial statements and financial statement schedules of UGI Corporation and subsidiaries for the years ended September 30, 1998 and 1997, included (or incorporated by reference) in UGI Corporation's Annual Report on Form 10-K for the fiscal year ended September 30, 1998, into UGI Corporation's previously filed S-8 Registration Statement No. 33-47319; Form S-3 Registration Statement No. 33-78776; and Form S-8 Registration Statement Nos. 33-61722, 333-22305 and 333-37093.




Arthur Andersen LLP
Chicago, Illinois
December 22, 1998